EXHIBIT 99.1
FIRELINE RESTORATION, INC.
FINANCIAL STATEMENTS
INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF STOCKHOLDER’S’ EQUITY
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Fireline Restoration, Inc.
We have audited the accompanying balance sheets of Fireline Restoration, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fireline Restoration, Inc. as of December 31, 2005 and 2004, and results of its operations and its cash flows for the years ended December 31, 2005, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
Stark Winter Schenkein & Co., LLP
Certified Public Accountants
Denver, Colorado
October 17, 2006

Fireline Restoration, Inc.
Balance Sheets
December 31,

	2005	2004
Assets

Current assets:
Cash	$1,067,799	$450,993
Accounts receivable, net	16,835,365	7,495,131
Costs in excess of billings on uncompleted contracts	309,747	—
Other current assets	63,327	8,990

Total current assets	18,276,238	7,955,114

Property and equipment, net	1,407,463	473,731

Other assets	53,953	14,961

	$19,737,654	$8,443,806

Liabilities and stockholder’s equity

Current liabilities:
Accounts payable	$4,568,753	$2,781,767
Accrued expenses	535,752	433,966
Accounts payable and accrued expenses — affiliates	419,376	452,563
Line of credit	8,235,213	—
Billings in excess of costs on uncompleted contracts	—	2,992,531
Current portion of long-term debt	384,018	208,895

Total current liabilities	14,143,112	6,869,722

Long-term debt	661,881	434,202

Stockholder’s equity:
Common stock, $1.00 par value, 1,000 shares authorized, issued and outstanding	1,000	1,000
Paid in capital	716,847	716,847
Retained earnings	4,214,814	422,035

Total stockholder’s equity	4,932,661	1,139,882

	$19,737,654	$8,443,806

See the accompanying notes to the financial statements.

Fireline Restoration, Inc.
Statements of Operations
Years Ended December 31,

	2005	2004	2003
Revenue	$52,844,255	$12,032,748	$3,967,943

Cost of revenue	34,312,538	7,947,533	2,704,405

Gross margin	18,531,717	4,085,215	1,263,538

Operating expenses:
Bad debts	4,248,028	500,000	—
Selling, general and administrative expenses	8,211,116	2,333,099	795,027

	12,459,144	2,833,099	795,027

Income from operations	6,072,573	1,252,116	468,511

Other (income) expense:
Other (income) expense	—	4,675	30,553
Interest expense	193,195	146,634	118,231

Total other (income) expense	193,195	151,309	148,784

Net income	$5,879,378	$1,100,807	$319,727

Per share information — basic and fully diluted:
Weighted average shares outstanding	1,000	1,000	1,000

Net income per share	$5,879.38	$1,100.81	$319.73

Pro forma net income (unaudited)
Net income before income taxes	$5,879,378	$1,100,807	$319,727
Provision for income taxes	(2,292,957)	(429,315)	(124,694)

Net income	$3,586,421	$671,492	$195,033

See the accompanying notes to the financial statements.

Fireline Restoration, Inc.
Statement of Stockholder’s Equity
Years Ended December 31, 2003, 2004 and 2005

			Additional
	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balance at December 31, 2002	1,000	$1,000	$417,936	$161,957	$580,893

Distributions	—	—	—	(209,688)	(209,688)
Net income for the year	—	—	—	319,727	319,727

Balance at December 31, 2003	1,000	1,000	417,936	271,996	690,932

Distributions	—	—	—	(950,768)	(950,768)
Contribution from gain on equipment sale to shareholder	—	—	298,911	—	298,911
Net income for the year	—	—	—	1,100,807	1,100,807

Balance at December 31, 2004	1,000	1,000	716,847	422,035	1,139,882

Distributions	—	—	—	(2,086,599)	(2,086,599)
Net income for the year	—	—	—	5,879,378	5,879,378

Balance at December 31, 2005	1,000	$1,000	$716,847	$4,214,814	$4,932,661

See the accompanying notes to the financial statements.

Fireline Restoration, Inc.
Statements of Cash Flows
For the Year Ended December 31,

	2005	2004	2003
Cash flows from operating activities:
Net income	$5,879,378	$1,100,807	$319,727
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	150,001	87,510	83,336
Reserve for bad debts	3,900,000	500,000	—
Bad debts	348,028	—	—
(Increase) decrease in accounts receivable	(13,588,262)	(5,880,486)	(4,045)
(Increase) decrease in other receivables	—	—	(401,274)
(Increase) decrease in receivables from affiliates	—	250,000	(250,000)
(Increase) decrease in other current assets	(54,337)	1,784	(12,507)
(Increase) decrease in costs in excess of billings	(309,747)	136,452	0
(Increase) decrease in other assets	(38,991)	(2,624)	30,254
Increase (decrease) in accounts payable	1,786,967	2,843,602	(45,766)
Increase (decrease) in accrued expenses	101,786	391,033	44,192
Increase (decrease) in billings in excess of costs	(2,992,531)	2,385,583	372,009
Increase (decrease) in accounts payable and accrued expenses — affiliates	(33,187)	452,563	—

Total of adjustments	(10,730,273)	1,165,417	(183,801)

Net cash provided by (used in) operating activities	(4,850,895)	2,266,224	135,926

Cash flows from investing activities:
Purchase of property and equipment	(918,118)	(63,535)	(2,687)

Net cash (used in) investing activities	(918,118)	(63,535)	(2,687)

Cash flows from financing activities:
Net proceeds (repayments) from line of credit	8,235,213	(500,000)	—
Distributions to shareholders	(2,086,599)	835,160	(209,688)
Proceeds from debt	529,723	400,000	450,207
Payments on debt	(292,518)	(838,045)	(366,045)

Net cash provided by (used in) financing activities	6,385,819	(1,773,205)	(125,526)

Net increase in cash	616,806	429,484	7,713

Beginning — cash balance	450,993	21,509	13,796

Ending — cash balance	$1,067,799	$450,993	$21,509

Supplemental cash flow information:
Cash paid for income taxes	$—	$—	$—

Cash paid for interest	$190,477	$121,853	$101,122

Non cash investing and financing activities:
Acquisition of property and equipment with debt	$165,615	$—	$40,600

Transfer of property and equipment to related party	$—	$151,089	$—

Non cash dividends paid	$—	$115,608	$—

Assumption of mortgage by affiliate	$—	$334,392	$—

Non-cash capital contribution by shareholder	$—	$298,911	$—

See the accompanying notes to the financial statements.

FIRELINE RESTORATION, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004
NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Company Description and Nature of Operations
Fireline Restoration, Inc. (“we,” “us,” “Fireline,” or the “Company”), a Florida corporation, was incorporated on November 22, 1996. The Company is a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather related emergencies.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Fair Value of Financial Instruments
The Company measures its financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America. For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and lines of credit, the carrying amounts approximate fair value due to their short maturities. The fair values of long-term debt approximates carrying values due to their current market conditions and similar debt instruments available.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, the realizability of accounts receivable and recoverability of long-lived assets. Actual results could differ from these estimates.
Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and receivables. The Company places its cash with high quality financial institutions and at times may exceed the Federal Deposit Insurance Corporation (“FDIC”) $100,000 insurance limit. At December 31, 2005, the Company had approximately $1,019,208 in an account in excess of the FDIC insurance limits.
The Company offers its services primarily in the states of Florida and Louisiana, and it extends credit based on an evaluation of a customer’s financial condition, generally without collateral. Exposure to losses on accounts receivable is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. In most cases the Company has the ability to file liens up to its actual costs to protect its interests.
Three customers accounted for approximately 31%, 16% and 11% of total sales for the year ended December 31, 2005. These customers accounted for approximately 31%, 14% and 6% of accounts receivable and costs in excess of billings as of December 31, 2005.
Two customers accounted for approximately 29% and 20% of total sales for the year ended December 31, 2004. These customers accounted for approximately 37% and 19% of accounts receivable and costs in excess of billings as of December 31, 2004.
Property and Equipment
Property and equipment and leasehold improvements are stated at cost, and are being depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, ranging from 5 to 10 years. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.
Long-Lived Assets
The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2005, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.
Revenue Recognition
The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, "Revenue Recognition in Financial Statements,” as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.
The Company follows both the completed-contract method and the percentage of completion methods of accounting for contract revenue. Contracts are considered complete upon completion of all essential contract work, including support for integrated testing and customer acceptance.
Under the completed-contract method, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs of uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a current liability.
Under the percentage-of-completion method, income is recognized on contracts as work progresses based on the relationship between total contract revenues and total estimated contract costs. The percentage of work completed is determined by comparing the accumulated costs incurred to date with management’s current estimate of total costs to be incurred at contract completion. Revenue is recognized on the basis of actual costs incurred plus the portion of income earned.

Contract costs include all direct material, subcontractor costs, and labor costs and those indirect costs related to contract performance. Revisions in profit estimates during the period of a contract are reflected in the accounting period in which the revised estimates are made on the basis of the stage of completion at the time. If estimated total costs on a contract indicate a loss, the entire amount of the estimated loss is provided for currently.
Costs and estimated earnings in excess of billings on uncompleted contracts are comprised of amounts not yet billable under the terms of the contracts which are recoverable from customers upon various measures of performance. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings to customers in excess of earned revenue and advances on contracts.
Accounts Receivable and Costs in Excess of Billings
Accounts receivable and recoverable costs and accrued profits are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts and recoverable costs and accrued profits are comprised of amounts not yet billable under the terms of the contracts which are recoverable from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.
Accounts receivable consist of the following at December 31:

	2005	2004
Accounts receivables - billed	$1,396,695	$2,301,805
Recoverable costs and accrued profits - unbilled	19,838,670	5,693,326
Reserve for bad debts	(4,400,000)	(500,000)

	$16,835,365	$7,495,131

Uncompleted contracts at December 31,

	2005	2004
Costs incurred on uncompleted contracts	$33,657,334	$4,441,624
Estimated earnings	21,908,322	2,812,093

	55,565,656	7,253,717
Billings to date	(55,255,909)	(10,246,248)

	$309,747	$(2,992,531)

Costs in excess of billings	$5,449,876	$983,674
Billings in excess of costs	(5,140,129)	(3,976,205)

	$309,747	$(2,992,531)

Income Taxes
The Company has elected to be treated as an “S” Corporation under the provisions of the Internal Revenue Code and state statutes. Under these provisions no income taxes are incurred on a corporate level. Instead, shareholders of the Company include their pro-rata share of income or loss on their individual income tax returns.
The accompanying statements of operations disclose unaudited pro forma information as if the Company had been taxed as a C corporation.
Comprehensive Income
During the periods presented, the Company had no items of comprehensive income and, therefore, has not presented a statement of comprehensive income.
Per Share Data
Basic earnings per share (“BEPS”) is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period of computation. Diluted earnings per share (“DEPS”) give effect to all potential dilutive common shares outstanding during the period of computation. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The Company has no anti-dilutive instruments.
Business Segments
During 2005, 2004 and 2003, the Company operated in one segment. The Company will evaluate any additional segments and segment reporting as it expands its operations.
New Accounting Pronouncements
In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company’s financial position, results of operations or cash flows.
In December 2004, the FASB issued SFAS 153 “Exchanges of Non monetary Assets — an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company’s financial position, results of operations or cash flows.
In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.
In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC’s view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)’s implementation challenges for registrants and enhance the information investors receive.
In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term ‘conditional asset retirement obligation’ as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment is summarized as follows at December 31, 2005 and 2004:

	2005	2004
Machinery and equipment	$1,000,374	$331,072
Vehicles and trucks	584,154	277,192
Furniture and office equipment	261,061	259,994

	1,845,589	868,258
Accumulated depreciation	(438,127)	(394,527)

	$1,407,462	$473,731

Depreciation and amortization expense for property and equipment for the years ended December 31, 2005, 2004, and 2003 was $150,001, $87,510 and $83,336, respectively.
NOTE 3 — LINE OF CREDIT
During September 2004, the Company entered into a line of credit agreement with a financial institution. No amounts were advanced under this line of credit through December 31, 2004. During March 2005 the line of credit was amended and the available credit was increased to $3,500,000. In July 2005 the line of credit was amended and the available credit was increased to $5,000,000. Further in December 2005 the line of credit was amended and the available credit was increased to $10,000,000. The revolving line of credit is guaranteed by the stockholder of the Company and secured by all of the Company’s accounts receivable, an assignment of a life insurance policy on the stockholder of not less than $6,000,000, and contains a provision that requires the Company to maintain certain financial and other covenants. The line of credit bears interest at the rate of prime plus .5% (7.75% at December 31, 2005) and is due on demand.
The Company may borrow the lesser of $10,000,000 or the collateral value. The loan collateral value is defined as 70% of eligible accounts receivable which are not more than 120 days outstanding from the original invoice date. As of December 31, 2005, the balance outstanding under the line of credit was $8,235,213. The Company has included in the borrowing base at December 31, 2005, recoverable costs and accrued profits which pursuant to the terms of the line of credit agreement are not eligible collateral. The lender is aware of this and to date has not notified the Company of an instance of default on the line of credit. Should the lender decide to enforce the default and call the loan, and the Company’s shareholder who has personally guaranteed the line not repay the advances, the Company may face liquidity issues.
NOTE 4 — LONG-TERM DEBT
Long-term debt consists of the following at December 31, 2005 and 2004:

	2005	2004
Term loan with a financial institution with interest at prime plus .5%, (7.75% at December 31, 2005) Monthly payments of $12,507, due in September 2007, Secured by accounts receivable and equipment	$244,378	$369,858

Term loan with a financial institution with interest at 7.75%, Monthly payments of $2,325, due in September 2009, Secured by equipment	91,982	111,889

Term loan with a financial institution with interest at 7.75%, Monthly payments of $706, due in September 2009, Secured by equipment	27,880	33,902

Term loan with a financial institution with interest at 7.5%, Monthly payments of $485, due in December 2007, Secured by automotive equipment	11,178	—

Term loan with a financial institution with interest at 9.25%, Monthly payments of $4,797, due in July 2008, Secured by automotive equipment	131,587	—

Term loan with a financial institution with interest at 8.75%, Monthly payments of $706, due in October 2008, Secured by equipment	515,873	—

Various loans for automotive equipment with interest ranging From 7.5% to 9.4% due through July 2009, Secured by automotive equipment	23,021	127,448

	1,045,899	643,097
Less: current portion	(384,018)	(208,895)

	$661,881	$434,202

Future minimum principal payments pursuant to long-term debt agreements are as follows:

2006	$384,018
2007	380,179
2008	247,734
2009	33,968

$1,045,899

NOTE 5 — LEASES
The Company leases its facilities and certain equipment under non-cancelable operating lease agreements. The leases expire on various dates through 2008 and provide for monthly rents ranging from approximately $257 to $3,444. Rent expense for the years ended December 31, 2005, 2004 and 2003 was approximately $189,980, $17,762 and $1,478, respectively.
Future minimum lease payments under all non-cancelable operating leases for years ending subsequent to December 31, 2005 are as follows:

2006	$156,574
2007	83,399
2008	8,975

$248,948

NOTE 6 — LITIGATION, COMMITMENTS AND CONTINGENCIES
The Company is involved in litigation in the normal course of business and believes that there are no material contingencies which would have a material negative impact on its financial statements which have not been accrued or reserved for.
NOTE 7 — RELATED PARTY TRANSACTIONS
The Company is involved in various related party transactions. These transactions are summarized as follows:
The Company leases an aircraft from an entity controlled by its stockholder pursuant to a 1 year operating lease entered into during December 2005. The lease requires monthly payments of $37,500.
During 2004 the Company sold its land and building to an entity controlled by its shareholder for an aggregate of $450,000. The carry value of the land and building was $151,089 on the date of the sale. The Company has recorded additional paid in capital of $298,911 related to the gain on the sale. The Company currently leases the land and building from this related entity for a monthly rental of $5,600 pursuant to a month to month lease.
Amounts due to/(from) related parties are as follows at December 31, 2005 and 2004:

	2005	2004
BSR Electrical	$(100,451)	$452,563
MTM Enterprises	37,505	—
MIG, Inc.	210,779	—
Total Remediation, Inc.	271,543	—

	$419,376	$452,563

Amounts paid to related parties for various services which have been recorded as a component of cost of revenue except for amounts paid to Marshall Aviation which have been recorded as general and administrative expenses were as follows during 2005, 2004, and 2003:

	2005	2004	2003
BSR Electrical	$2,264,743	$441,681	$52,190
MTM Enterprises	897,457	269,622	—
MIG, Inc.	1,100,380	—	—
Marshall Aviation	59,725	—	—
Total Remediation, Inc.	357,689	—	—

	$4,679,994	$711,303	$52,190

All of the above entities are controlled by the Company’s shareholder.
NOTE 8 — SUBSEQUENT EVENTS (UNAUDITED)
The Company amended its lease of an aircraft from an entity controlled by its stockholder during July 2006 extending the lease to June 2007. The amended lease requires monthly payments of $70,000.
Subsequent to December 31, 2005, the Company entered into various operating leases for various terms at monthly rentals aggregating approximately $10,000.
During 2006 the Company entered into an agreement with the Tampa Bay Buccaneers to lease a suite commencing with the 2006 season through the 2015 season at an annual rental of $85,000 subject to certain increases.
In June 2006 the Company borrowed an additional $5,000,000 pursuant to a term note secured by accounts receivable due on November 26, 2006 with interest at prime plus 1%. The note is personally guaranteed by the shareholder.
In July 2006 the Company entered into a lease for a term of 5 years with an entity controlled by its shareholder for its office facility. The monthly rental payments are $5,600.
In June 2006 Southern Family Insurance (“Southern”) was placed in liquidation. Southern was the insurance carrier on the Company’s two largest jobs. At June 30, 2006, (unaudited) the Company had accounts receivable and recoverable costs from these customers aggregating approximately $18,016,342. In order to protect its interests the Company has filed a claim with the Florida Insurance Guarantee Association (“FIGA”). Southern was an admitted insurance carrier in Florida and state statutes insure the payment of valid claims by the FIGA. FIGA is in the process of determining the Company’s valid claims. Should the Company be unable to collect the balances due, it may have to initiate legal action. Any unpaid balances on this account or any account receivable balance acquired, would reduce the payment due on the note payable to the seller described below.

On July 31, 2006, Home Solutions of America, Inc. (“Home Solutions”) agreed to purchase all of the issued and outstanding shares of the Company from its sole shareholder in exchange for $11,450,000 in cash, an unsecured note to the seller in the amount of $21,650,000 (subject to a reduction if certain of the Company’s accounts receivable are not collected on or before June 30, 2007) and 4,000,000 shares of Home Solutions of America, Inc. common stock valued at its fair market value of $21,160,000. In addition, the Company’s shareholder was paid $50,000 in exchange for his agreement not to compete with Home Solutions of America, Inc. In conjunction with this agreement the Company’s Subchapter S tax status was terminated. The acquisition was effective July 1, 2006. The Company will continue as a wholly owned subsidiary of Home Solutions.
The acquisition will be accounted for using the purchase method of accounting.
In connection with the acquisition of Fireline, Home Solutions incurred approximately $1,000,000 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.
The acquisition price was comprised of the following:

Cash payable to seller at closing	$11,500,000
Estimated fair value of Home Solutions’ common stock	21,160,000

Legal, accounting, and other costs	1,000,000

Note Payable to seller	21,650,000

$55,310,000

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Fireline as of July 1, 2006, the effective date of the acquisition:

Cash, net	$441,586
Accounts receivable, net	27,648,866
Property and equipment, net	1,578,269
Other assets	134,104
Total liabilities	(22,089,409)

Net assets acquired	7,713,416

Goodwill	47,596,584

$55,310,000

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Fireline’s acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets. Home Solutions will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm to determine the final purchase price allocation during 2006.